As filed with the Securities and Exchange Commission on April 29, 2025

Registration No. 333-286437

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SmartKem, Inc.
(Exact name of registrant as specified in its charter)

Delaware	3674	85-1083654
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

011-44-161-721-1514

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Barbra C. Keck

Chief Financial Officer

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

011-44-161-721-1514

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

John D. Hogoboom, Esq.

Tracy F. Buffer, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(646) 414-6846

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

SmartKem, Inc. is filing this amendment (this “Amendment No. 2”) to its registration statement on Form S-1 (File No. 333-286437) solely to include an updated Exhibit 23.1. This Amendment No. 2 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$2,309
Accounting fees and expenses	25,000
Legal fees and expenses	50,000
Printing and miscellaneous expenses	5,000
Total	$82,309

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our amended and restated bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our amended and restated bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our amended and restated bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the amended and restated bylaws of or otherwise.

In addition to the indemnification obligations required by our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought or threatened to be brought against them by reason of the fact that they are or were our agents.

In connection with our transaction with SmartKem Limited (the “Exchange”), we are also party to an indemnity agreement with our former officers and directors, pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Exchange and certain related transactions.

Item 15.	Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company made sales of the following unregistered securities:

Issuances To Consultants

On May 27, 2022, we issued 643 shares of common stock at a value of $77.88 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On June 29, 2022, we issued 10,286 shares of common stock at a value of $70.00 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On November 29, 2022, we issued 1,021 shares of common stock at a value of $24.50 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 13, 2023, we issued 1,429 shares of common stock at a value of $21.00 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 27, 2023, we issued 1,508 shares of common stock at a value of $16.45 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

On June 14, 2023, we issued Class B Warrants to purchase up to 34,286 shares of common stock to a consultant in exchange for services rendered. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On June 22, 2023, we issued Class B Warrants to purchase up to 8,572 shares of common stock to a consultant in exchange for services rendered. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On March 7, 2024, we issued 50,000 shares of common stock at a value of $6.95 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On May 2, 2024, we issued 50,000 shares of common stock to a consultant at a value of $9.75 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On September 10, 2024, we issued 30,000 shares of common stock to a consultant at a value of $5.08 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On January 1, 2025, we issued 10,000 shares of common stock to a consultant at a value of $2.90 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On February 3, 2025, we issued 10,000 shares of common stock to a consultant at a value of $3.02 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On March 3, 2025, we issued 10,000 shares of common stock to a consultant at a value of $2.50 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On April 1, 2025, we issued 10,000 shares of common stock to a consultant at a value of $2.90 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On April 23, 2025, we issued 100,000 shares of common stock to a consultant at a value of $2.23 per share to a consultant. Such issuance was exempt from registration under 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The Private Placement and Consent Agreements

On June 14, 2023, in the initial closing of a private placement (the “Private Placement”), we sold an aggregate of (i) 9,229 shares our Series A-1 Preferred Stock, initially convertible into an aggregate of 1,054,745 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances), (ii) 2,950 shares of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”), initially convertible into an aggregate of 337,182 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances), (iii) Class A Warrants to purchase up to an aggregate of 1,391,927 shares of common stock at an exercise price $8.75 per share (subject to adjustment in certain circumstances) and (iv) Class B Warrants to purchase up to an aggregate of 798,396 shares of common stock at an exercise price of $0.35 per share (subject to adjustment in certain circumstances) for aggregate gross proceeds of $12.2 million. The purchase price per share of Series A-1 Preferred Stock or Series A-2 Preferred Stock and accompanying warrants was $1,000.

On June 22, 2023 (the “Second Closing Date”), in the final closing of the Private Placement, we sold an aggregate of (i) 1,870.36596 shares of Series A-1 Preferred Stock, initially convertible into an aggregate of 213,759 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances), (ii) 100 shares of Series A-2 Convertible Preferred Stock, initially convertible into an aggregate of 11,431 shares of common stock at a conversion price of $8.75 (subject to adjustment in certain circumstances) and (iii) Class A Warrants to purchase up to an aggregate of 225,190 shares of common stock at an exercise price $8.75 per share (subject to adjustment in certain circumstances) for aggregate gross proceeds of approximately $1.97 million. The purchase price per share of Series A-1 Preferred Stock or Series A-2 Convertible Preferred Stock and accompanying warrants was $1,000.

On the Second Closing Date, we issued to the Placement Agents or their designees warrants (the “2023 Placement Agent Warrants”) to purchase up 127,551 shares of common stock. The 2023 Placement Agent Warrants have exercise price of $8.75 per share. The 2023 Placement Agent Warrants will expire five years from the Initial Closing Date.

On January 26, 2024, we entered into a Consent, Conversion and Amendment Agreement (the “2023 Consent Agreement”) with each holder of the Series A-1 Preferred Stock. Pursuant to the 2023 Consent Agreement, each holder of Series A-1 Preferred Stock converted, subject to the terms and conditions of the 2023 Consent Agreement, 90% of its Series A-1 Preferred Stock (the “Conversion Commitment”) into shares of common stock, except as provided below for the Exchanging Holders (as defined below). Pursuant to the 2023 Consent Agreement, in the event the conversion of all of the Series A-1 Preferred Stock held by a holder would have resulted in such Holder acquiring shares of common stock in excess of its Beneficial Ownership Limitation (as defined in the Purchase Agreement) (an “Exchanging Holder”), such Exchanging Holder agreed to (i) convert its shares of Series A-1 Preferred Stock subject to its Conversion Commitment into shares of common stock up to its Beneficial Ownership Limitation, and (ii) exchange all of its remaining shares of Series A-1 Preferred Stock subject to its Conversion Commitment for Class C Warrants covering the shares of common stock that would have been issued to such Holder but for the Beneficial Ownership Limitation (the “Series A-1 Exchange”). The Class C Warrants have an exercise price of $0.0001, became exercisable upon issuance and will expire when exercised in full. The Class C Warrants may be exercised for cash or on a cashless basis at the election of the Exchanging Holder. The Class C Warrants may not be exercised to the extent that the Exchanging Holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the Exchanging Holder, 9.99%) of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the Exchanging Holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise. Under the 2023 Consent Agreement, we issued (i) 412,293 shares of common stock and (ii) Class C Warrants to purchase up to 726,344 shares of common stock upon the conversion or exchange of an aggregate of 9,963 shares of Series A-1 Preferred Stock. In addition, pursuant to the 2023 Consent Agreement, we and the holders agreed to amend and restate the Certificate of Designation of Preferences, Rights and Limitations for the Series A-1 Preferred Stock to (i) make certain adjustments to reflect Company’s one-for-35 reverse split of the common stock effected on September 20, 2023, (ii) remove all voting rights, except as required by applicable law, (iii) increase the stated value of the Series A-1 Preferred Stock to $10,000 from $1,000, and (iv) adjust the conversion price of the Series A-1 Preferred Stock to $87.50 from $8.75 as a result of the increase in stated value.

On December 17, 2024, we entered into a Consent and Amendment Agreement (the “2024 Consent Agreement”) with certain holders of securities issued in the Private Placement pursuant to which, among other things, the such holders agreed to further amend and restate the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (effective upon the closing of the Offerings (as defined below)) to, among other things: (i) remove the obligation of the Company to pay dividends on shares of the Series A-1 Preferred Stock in certain circumstances; (ii) remove the provisions that require the Company to obtain the consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock to take certain actions, such as the incurrence of certain indebtedness, the granting of liens and the purchase or redemption of outstanding equity securities; (iii) remove the liquidation preference applicable to the Series A-1 Preferred Stock; (iv) reduce the conversion price of the Series A-1 Preferred Stock to $4.34 from $87.50; (v) prevent the conversion of the Series A-1 Preferred Stock for a period ending on the earlier of (A) the effective date of a resale registration statement covering the additional shares of common stock issuable upon the conversion of the Series A-1 Preferred Stock as a result of the reduction in the conversion price (the “Effective Date”) and (B) the six-month anniversary of the closing of the Offerings; (vi) provide for the automatic conversion of the Series A-1 Preferred Stock into either shares of common stock or the Company’s Class C Warrants at the conversion price upon the earlier of (A) the Effective Date or (B) as determined by the written consent of the holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock which must include AIGH Investment Partners LP and its Affiliates (“AIGH”) for so long as AIGH holds at least $1,500,000 in aggregate Stated Value of Series A-1 Preferred Stock; and (vii) remove certain price protection provisions which had expired pursuant to their terms.

The Private Placement and related transactions and the transactions contemplated by the 2023 Consent Agreement and the 2024 Consent Agreement were exempt from registration under Section 4(a)(2) of the Securities Act (or Rule 506(b) of Regulation D) as not involving any public offering.

The Offerings

Release Agreement

On December 17, 2024, we entered into a General Release with The Hewlett Fund LP (“The Hewlett Fund”) pursuant to which The Hewlett Fund has agreed on its own behalf and on behalf of certain of its related parties to release us and certain of our related parties from any claims, including claims arising out of the transactions contemplated by the Purchase Agreement, effective as of the Effective Time, in exchange for the Release Warrants. The Release Warrants have an exercise price of $0.0001, became exercisable upon issuance and will expire when exercised in full. The Release Warrants may be exercised for cash or on a cashless basis at the election of The Hewlett Fund.

The Release Warrants and the shares of common stock exercisable thereunder were offered and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Registered Direct Offering and Concurrent Private Placement

On December 18, 2024, we entered into a securities purchase agreement with certain institutional investors (the “RD Purchasers”), pursuant to which we issued and sold to the RD Purchasers: (i) in a registered direct public offering 1,449,997 shares of common stock and (ii) in a concurrent private placement Class D Purchase Warrants to purchase up to 1,449,997 shares of common stock (“RD Offering”). The purchase price for each share of Common Stock sold in the RD Offering was $3.00. The RD Offering closed on December 20, 2024. The Class D Warrants have an exercise price of $3.00, became exercisable upon issuance and will expire on December 31, 2025. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of common stock underlying the Class D Warrants, then the Class D Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Class D Warrant. Due to the short-term nature of the Class D Warrants, a holder whose exercise of Class D Warrants would result in its beneficial ownership exceeding the applicable beneficial ownership limitation will have the right to receive pre-funded warrants upon the exercise of its Class D Warrants for the amount of such excess.

The Class D Warrants issued to the RD Purchasers in the RD Offering were issued and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Private Placement

Concurrently with the RD Purchaser Offering, we entered into a securities purchase agreement with certain institutional investors (the “PIPE Investors”), pursuant to which the Company agreed to issue and sell to the PIPE Investors in a private placement (the “PIPE” and together with the RD Offering, the “Offerings”): (i) 169,784 shares of common stock, (ii) Pre-Funded Warrants to purchase up to 930,215 shares of common stock, and (iii) Class D Warrants to purchase up to 1,099,999 shares of common stock. The purchase price for each share of common stock sold in the PIPE was $3.00. The purchase price for each Pre-Funded Warrant sold in the PIPE was $2.9999. The PIPE closed on December 20, 2024. The Pre-Funded Warrants have an exercise price of $0.0001, became exercisable upon issuance and will expire when exercised in full. The Pre-Funded Warrants may be exercised on a cashless basis pursuant to which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant.

The securities issued to the PIPE Investors in the PIPE were issued and sold without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Placement Agent Compensation

Craig-Hallum Capital Group LLC (the “Placement Agent”) acted as the placement agent in connection with the Offerings. On December 18, 2024, we and the Placement Agent entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with respect to the Offerings. Pursuant to the Placement Agency Agreement and an engagement letter, dated October 1, 2024, by and between us and the Placement Agent, we issued to the Placement Agent Placement Agent Warrants to purchase up to 127,499 shares of common stock with an exercise price per share of $3.00. The Placement Agent Warrants will expire on December 18, 2029.

The Placement Agent Warrants and the shares of common stock exercisable thereunder were offered and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 16. Exhibits

Exhibit No.	Description

2.1*	Share Exchange Agreement, dated as of February 23, 2021, among the Registrant, SmartKem Limited and the shareholders of SmartKem Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

3.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 31, 2025)

3.2	Amended and Restated Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

4.5	Form of Class A Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

4.6	Form of Class B Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

4.8	Form of Class C Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 29, 2024)

4.9	Form of Pre-funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

4.10	Form of Class D Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

5.1^	Opinion of Lowenstein Sandler LLP

10.1#	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.2#	U.K. Tax Advantaged Sub-Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.3*	Form of Subscription Agreement (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.4#	Employment Agreement, dated as of February 23, 2021, by and between the Registrant and Ian Jenks (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.5#	Employment Agreement, dated as of February 23, 2021, by and between SmartKem Limited and Simon Ogier (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.6#	Consultancy Agreement, dated as of February 23, 2021, by and between SmartKem Limited and B Brown Consultants Ltd. (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.7	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.8	Form of Pre-Exchange Indemnity Agreement (incorporated by reference to Exhibit 10.17 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.9	Letter Agreement, dated as of February 23, 2021, among the Registrant and Octopus Titan VCT plc and certain related parties (incorporated by reference to Exhibit 10.18 to the Company’s Current Report on Form 8-K filed on February 24, 2021)

10.10	Subscription Agreement, dated January 27, 2022, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 27, 2022)

10.11	Registration Rights Agreement, dated January 27, 2022, by and between the Company and the Purchasers (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 27, 2022)

10.12* **	Renewal Lease by Reference of Lease of The Whole of the 8th Floor, Hexagon Tower, Manchester, M9 8GP, dated April 12, 2022, between AG Hexagon BV and SmartKem Limited (incorporated by reference to Exhibit 10.3 on the Company’s Quarterly Report on Form 10-Q filed on May 13, 2022)

10.13#	Employment Agreement, dated as of December 14, 2022, by and between the Registrant and Barbra Keck (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed on March 30, 2023)

10.14	Form of Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

10.15	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 15, 2023)

10.16*	Technical Service Agreement, dated July 1, 2023, by and between SmartKem Limited and Industrial Technology Research Institute (incorporated by reference to Exhibit 10.27 to the Company’s Registration Statement on Form S-1 filed on July 24, 2023)

10.17#	Amendment to the 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 28, 2023)

10.18	Form of Consent Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2024)

10.19	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 29, 2024)

10.20	Framework Supply Agreement, dated March 22, 2024, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.28 to the Company’s Annual Report on Form 10-K filed on March 27, 2024)

10.21*	Joint Development Agreement, dated July 26, 2024, by and between SmartKem Limited and Shanghai Chip Foundation Semiconductor Technology Co., Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2024)

10.22**	Collaboration Agreement, dated November 19, 2024, by and between SmartKem Limited and AUO (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 25, 2024)

10.23**	Collaboration Agreement, dated December 2, 2024, by and between SmartKem Limited and Flexible Integrated Circuits, SL (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 5, 2024)

10.24	Consent and Amendment Agreement, dated December 17, 2024, by and among SmartKem, Inc. and the holders party thereto(incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 18, 2024)

10.25	General Release, dated December 17, 2024, by and between SmartKem, Inc. and Hewlett Fund LP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 18, 2024)

10.26	Placement Agency Agreement, dated December 18, 2024, by and between SmartKem, Inc. and Craig-Hallum Capital Group LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.27	Form of Securities Purchase Agreement, dated December 18, 2024, by and among SmartKem, Inc. and the purchasers party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.28	Form of Securities Purchase Agreement, dated December 18, 2024, by and among the Company and the purchasers party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.29	Form of Registration Rights Agreement, dated December 18, 2024, by and among the Company and the parties thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 20, 2024)

10.30#	Employment Agreement, dated as of March 10, 2025, by and between SmartKem Limited and Jonathan Watkins (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 10, 2025)

10.31**	Letter of Variation, dated March 28, 2025, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on March 31, 2025)

10.32*	License of Office Space, dated March 28, 2025, by and between SmartKem Limited and CPI Innovation Services Limited (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on March 31, 2025)

16.1	Letter to Securities and Exchange Commission from Marcum LLP dated April 22, 2025 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 22, 2025)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on March 30, 2023)

23.1†	Consent of Marcum LLP, independent register public accounting firm

23.2^	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)

24.1^	Power of Attorney (included on the signature page)

107^	Filing Fee Table

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

† Filed herewith.

^ Previously filed.

# Indicates management contract or compensatory plan.

** Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is of the type the registrant customarily and actually treats as private or confidential. The Registrant hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits to the SEC on a confidential basis upon request.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Manchester, Great Britain, the United Kingdom on April 29, 2025.

SMARTKEM, INC.

By:	/s/ Ian Jenks
Ian Jenks
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Person	Capacity	Date

/s/ Ian Jenks	Chief Executive Officer and Director
Ian Jenks	(Principal Executive Officer)	April 29, 2025

/s/ Barbra C. Keck	Chief Financial Officer
Barbra C. Keck	(Principal Financial and Accounting Officer)	April 29, 2025

*
Klaas de Boer	Director	April 29, 2025

*
Steven DenBaars	Director	April 29, 2025

*
Sri Peruvemba	Director	April 29, 2025

*
Melisa Denis	Director	April 29, 2025

* By:	/s/ Barbra C. Keck
Barbra C. Keck
Attorney-in-Fact